Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: Brian M. Hall, CFO
Phone: (574) 535-1125
E Mail: LCII@lci1.com

LIPPERT COMPONENTS ACQUIRES WINDOW AND GLASS BUSINESS OF HEHR INTERNATIONAL INC.

Elkhart, Indiana – February 16, 2018 – LCI Industries (NYSE: LCII) (“LCI®”), a supplier of components for the leading original equipment manufacturers (“OEMs”) of recreational vehicles (“RVs”) and adjacent industries, and the related aftermarkets of those industries, today announced that its wholly-owned subsidiary, Lippert Components Manufacturing, Inc., has acquired substantially all of the business assets of Hehr International Inc. (“Hehr”). Headquartered in Los Angeles, California, Hehr manufactures windows as well as tempered and laminated glass for the RV, transit, specialty vehicle, and other adjacent industries. Hehr, which operates out of five U.S. locations, achieved sales of approximately $55 million for the twelve months ended December 2017.
“We are excited to add Hehr’s business and employees to our growing portfolio of window and glass solutions for the RV and specialty vehicle markets,” said LCI’s CEO Jason Lippert. “Hehr represents many characteristics we look for in acquisitions: great teams, great products with diversified markets, and a great opportunity for growth.”
The Hehr team will remain with LCI to lead the acquired business under the direction of Josh Roan, Vice President of Operations.
Hehr CEO Mary Utick added, “We are thrilled to be part of the LCI team. Joining forces with an industry leader such as Lippert presents unique opportunities for growth, continued innovation, and overall advancement. We look forward to our future together.”
LCI President Scott Mereness added, “Hehr’s geographic diversification allows us to better serve our customers. Additionally, their customer base is a great mix of various industries that we know or are targeting for growth. Hehr is another highly strategic LCI investment. We expect to leverage our purchasing, sales, distribution, and administrative capabilities to improve the profitability of this business, and we expect this acquisition to be immediately accretive to LCI’s earnings.”

About LCI Industries

From over 65 manufacturing and distribution facilities located throughout the United States and in Canada, Ireland, Italy, and the United Kingdom, LCI Industries, through its wholly-owned subsidiary, Lippert Components Inc., supplies, domestically and internationally, a broad array of components for the leading original equipment manufacturers of recreational vehicles; buses; trailers used to haul boats, livestock, equipment, and other cargo; trucks; pontoon boats; trains; manufactured homes; and modular housing. The Company also supplies components to the related aftermarkets of these industries primarily by selling to retail dealers, wholesale distributors, and service centers. LCI’s products include steel chassis and related components; axles and suspension solutions; slide-out mechanisms and solutions; thermoformed bath, kitchen, and other products; vinyl, aluminum, and frameless windows; manual, electric, and hydraulic stabilizer and leveling systems; furniture and mattresses; entry, luggage, patio, and ramp doors; electric and manual entry steps; awnings and awning accessories; electronic components; televisions and sound systems; navigation systems; backup cameras; appliances; and other accessories. Additional information about LCI and its products can be found at www.lci1.com.

Forward-Looking Statements
This press release contains certain “forward-looking statements” with respect to our financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities, acquisitions, plans and objectives of management, and other matters. Statements in this press release that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, and involve a number of risks and uncertainties.

Forward-looking statements, including, without limitation, those relating to our future business prospects resulting from acquisitions, whenever they occur in this press release are necessarily estimates reflecting the best judgment of the Company’s senior management at the time such statements were made. There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, in addition to other matters described in this press release, pricing pressures due to domestic and foreign competition, costs and availability of raw materials (particularly steel, steel based components, and aluminum) and other components, seasonality and cyclicality in the industries to which we sell our products, availability of credit for financing the retail and wholesale purchase of products for which we sell our components, inventory levels of retail dealers and manufacturers, availability of transportation for products for which we sell our components, the financial condition of our customers, the financial condition of retail dealers of products for which we sell our components, retention and concentration of significant customers, the costs, pace of, and successful integration of acquisitions and other growth initiatives, availability and costs of labor, employee benefits, employee retention, realization and impact of efficiency improvements and cost reductions, the successful entry into new markets, the costs of compliance with environmental laws and increased governmental regulation and oversight, information technology performance and security, the ability to protect intellectual property, interest rates, oil and gasoline prices, the impact of international, national, and regional economic conditions and consumer confidence on the retail sale of products for which we sell our components, and other risks and uncertainties discussed more fully under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, and in the Company’s subsequent filings with the Securities and Exchange Commission. The Company disclaims any obligation or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law.

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